EXHIBIT 23(b)



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of American Medical Alert Corp. on Form S-3 of our report dated February 23, 1996, appearing in the Annual Report on Form 10-KSB of American Medical Alert Corp. for the year ended December 31, 1995 and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Margolin, Winer & Evens LLP
Margolin, Winer & Evens LLP
Garden City, New York
June 10, 1996